UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2019

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

On April 19, 2019, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months ended March 31, 2019. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three months ended and at March 31, 2019, December 31, 2018 and March 31, 2018. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill and other intangibles during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangibles during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals total shareholders' equity less goodwill and other intangibles, in each case at period end. Tangible assets equals total assets less goodwill and other intangibles, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by the number of common shares outstanding, in each case at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to total shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, total shareholders' equity to total assets and book value per share, respectively, as determined in accordance with GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by Segment

The table below reflects the net income (loss) by segment for the first quarters of 2019 and 2018 and for the years ended December 31, 2018 and 2017. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company ("GFSC") and "All Other" which primarily consists of Park as the "Parent Company" and SE Property Holdings, LLC ("SEPH").

Net income (loss) by segment
(In thousands)	Q1 2019	Q1 2018	2018	2017
PNB	$26,692	$26,745	$109,472	$87,315
GFSC	287	57	521	260
All Other	(1,524)	4,321	394	(3,333)
Total Park	$25,455	$31,123	$110,387	$84,242

Net income for the three months ended March 31, 2019 of $25.5 million represented a $5.6 million, or 18.2%, decrease compared to $31.1 million for the three months ended March 31, 2018.  Net income for the three months ended March 31, 2018 included several items of income and expense that did not reoccur in the three months ended March 31, 2019.  Income for the three months ended March 31, 2018 included $2.5 million in interest income related to payments received on certain SEPH impaired loan relationships which have been paid in full, some of which were participated with PNB, $1.0 million in other service income related to recovery of fees received on certain SEPH impaired loan relationships which have been paid in full, a $4.1 million gain on the sale of one OREO property, which was partially participated to PNB from SEPH, a $3.5 million unrealized gain on equity securities, primarily related to Park’s investment in NewDominion prior to the acquisition of the remaining 91.45% on July 1, 2018, and a $2.3 million loss on the sale of debt securities in the ordinary course of business. Expenses for the three months ended March 31, 2018 included a $1.2 million expense for management and consulting services related to the collection of payments on certain SEPH impaired loan relationships which have been paid in full, and a $1.1 million one-time incentive which was paid out in the first quarter of 2018.

The discussion below provides additional information regarding the two segments that make up Park's ongoing operations, followed by additional information regarding All Other, which consists of the Parent Company and SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first quarters of 2019 and 2018 and for the years ended December 31, 2018 and 2017.

(In thousands)	Q1 2019	Q1 2018	2018	2017
Net interest income	$66,282	$61,441	$258,547	$235,243
Provision for (recovery of) loan losses	2,440	(67)	7,569	9,898
Other income	20,708	19,915	88,981	82,742
Other expense	51,974	49,001	206,843	185,891
Income before income taxes	$32,576	$32,422	$133,116	$122,196
Income tax expense	5,884	5,677	23,644	34,881
Net income	$26,692	$26,745	$109,472	$87,315

Net interest income of $66.3 million for the three months ended March 31, 2019 represented a $4.8 million, or 7.9%, increase compared to $61.4 million for the three months ended March 31, 2018. The increase was the result of a $10.0 million increase in interest income, partially offset by a $5.2 million increase in interest expense.
The $10.0 million increase in interest income was due to a $9.5 million increase in interest income on loans, along with a $0.5 million increase in interest income on investments. The increase in interest income on loans was partially the result of a $391.8 million increase in average loans from $5.28 billion for the three months ended March 31, 2018, to $5.67 billion for the three months ended March 31, 2019. Additionally, the yield on loans increased by 35 basis points to 5.06% for the three months ended March 31, 2019, compared to 4.71% for the three months ended March 31, 2018. Interest income was also impacted by the acquisition of NewDominion on July 1, 2018. NewDominion contributed $3.8 million to interest income at PNB during the three months ended March 31, 2019.
The $5.2 million increase in interest expense was primarily due to a $5.0 million increase in interest expense on deposits. The increase in interest expense on deposits was partially the result of a $172.8 million, or 4.0%, increase in average interest-bearing deposits from $4.36 billion for the three months ended March 31, 2018, to $4.53 billion for the three months ended March 31, 2019. Additionally, the cost of deposits increased by 43 basis points from 0.54% for the three months ended March 31, 2018 to 0.97% for the three months ended March 31, 2019. Interest expense was also impacted by the acquisition of NewDominion on July 1, 2018. NewDominion contributed $351,000 to interest expense at PNB during the three months ended March 31, 2019.
The provision for loan losses of $2.4 million for the three months ended March 31, 2019 represented an increase of $2.5 million, compared to a recovery of loan losses of $67,000 for the three months ended March 31, 2018. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the provision for (recovery of) loan losses recognized in each period presented above.
Other income of $20.7 million for the three months ended March 31, 2019 represented an increase of $793,000, or 4.0%, compared to $19.9 million for the three months ended March 31, 2018. The $793,000 increase was primarily related to a $653,000 increase in income related to partnership investments which is included in miscellaneous income, a $366,000 increase in debit card fee income, a $327,000 increase in fiduciary income, and a decrease of $2.3 million in net losses on the sale of securities, offset by a $1.6 million decrease in net gains on sale of OREO, a $505,000 decrease in other components of net periodic benefit income, a $363,000 decrease in service charges on deposit accounts, and a decrease of $339,000 in non yield loan fee income.
Other expense of $52.0 million for the three months ended March 31, 2019 represented an increase of $3.0 million, or 6.1%, compared to $49.0 million for the three months ended March 31, 2018. The $3.0 million increase was related to a $1.5 million increase in employee benefits expense, primarily related to increased group insurance costs, payroll taxes and an increase in the KSOP match from 25% to 50%, a $644,000 increase in professional fees and services expense, a $341,000 increase in data processing expense, and a $289,000 increase in core deposit intangible amortization expense, offset by a $308,000 decrease in other insurance expense. Other expense was also impacted by the acquisition of NewDominion on July 1, 2018. NewDominion contributed $2.1 million to other expense at PNB during the three months ended March 31, 2019.

The table below provides certain balance sheet information and financial ratios for PNB as of or for the three months ended March 31, 2019 and 2018 and the year ended December 31, 2018.

(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018	% change from 12/31/18	% change from 03/31/18
Loans	$5,719,373	$5,671,173	$5,274,340	0.85%	8.44%
Allowance for loan losses	51,064	49,067	46,519	4.07%	9.77%
Net loans	5,668,309	5,622,106	5,227,821	0.82%	8.43%
Investment securities	1,378,477	1,407,326	1,453,407	(2.05)%	(5.16)%
Total assets	7,801,148	7,753,848	7,455,518	0.61%	4.64%
Total deposits	6,418,471	6,334,796	6,177,238	1.32%	3.91%
Average assets (1)	7,783,150	7,573,713	7,392,786	2.77%	5.28%
Efficiency ratio (3)	59.25%	59.03%	59.72%	0.37%	(0.79)%
Return on average assets (2)	1.39%	1.45%	1.47%	(4.14)%	(5.44)%
(1) Average assets for the three months ended March 31, 2019 and 2018 and for the fiscal year ended December 31, 2018.
(2) Annualized for the three months ended March 31, 2019 and 2018.
(3) Calculated utilizing fully taxable equivalent net interest income which includes the effects of taxable equivalent adjustments using a 21% federal corporate income tax rate. The taxable equivalent adjustments were $734,000 and $701,000 for the three months ended March 31, 2019 and 2018, respectively, and $2.9 million for the year ended December 31, 2018.

Loans outstanding at March 31, 2019 were $5.72 billion, compared to $5.67 billion at December 31, 2018, an increase of $48.2 million, or 0.9% (3.4% annualized). The loan growth for 2019 resulted from increases in commercial loan balances of $51.7 million, or 1.7% (7.1% annualized) and consumer loan balances of $9.1 million, or 0.7% (2.9% annualized), offset by decreases in home equity line of credit balances of $7.0 million, or 3.2% (13.1% annualized) and residential loan balances of $5.2 million, or 0.4% (1.7% annualized).

Loans outstanding at March 31, 2019 were $5.72 billion, compared to $5.27 billion at March 31, 2018, an increase of $445.0 million, or 8.4%. Excluding loans outstanding at NewDominion, loans outstanding at March 31, 2019 were $5.43 billion, compared to $5.27 billion at March 31, 2018, an increase of $151.7 million, or 2.9%. Excluding loans outstanding at NewDominion, the loan growth for March 31, 2019 compared to March 31, 2018 resulted from increases in commercial loan balances of $138.5 million, or 5.2%, and consumer loan balances of $35.1 million, or 2.8%, offset by decreases in home equity line of credit balances of $17.2 million, or 8.9%, and residential loan balances of $5.8 million, or 0.5%.

PNB's allowance for loan losses increased by $2.0 million, or 4.1%, to $51.1 million at March 31, 2019, compared to $49.1 million at December 31, 2018. Net charge offs were $443,000, or 0.03% of total average loans (annualized), for the three months ended March 31, 2019 and were $6.1 million, or 0.11% of total average loans, for the twelve months ended December 31, 2018. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of provision for (recovery of) loan losses recognized in each period presented.

Total deposits at March 31, 2019 were $6.42 billion, compared to $6.33 billion at December 31, 2018, an increase of $83.7 million, or 1.3% (5.4% annualized). The deposit growth for the three months ended March 31, 2019 consisted of savings deposits growth of $106.5 million, or 5.2% (21.2% annualized), transaction account growth of $54.0 million, or 4.0% (16.1% annualized), offset by a decline in non-interest bearing deposits of $18.0 million, or 1.0% (3.9% annualized) and a decline in time deposits of $60.2 million, or 5.8% (23.4% annualized).

Total deposits at March 31, 2019 were $6.42 billion, compared to $6.18 billion at March 31, 2018, an increase of $241.2 million, or 3.9%. Excluding total deposits at NewDominion, total deposits at March 31, 2019 were $6.19 billion, compared to $6.18 billion at March 31, 2018. Excluding deposits at NewDominion, the deposit growth for March 31, 2019 compared to March 31, 2018 consisted of savings deposits growth of $103.6 million, or 5.1%, and non-interest bearing deposits growth of $67.7 million, or 4.0%, offset by a decline in transaction account balances of $55.7 million, or 4.0% and a decline in time deposits of $98.9 million, or 9.6%.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income for the first quarters of 2019 and 2018 and for the years ended December 31, 2018 and 2017.

(In thousands)	Q1 2019	Q1 2018	2018	2017
Net interest income	$1,325	$1,305	$5,048	$5,839
Provision for loan losses	145	503	1,328	1,917
Other income	32	30	187	103
Other expense	845	760	3,245	3,099
Income before income taxes	$367	$72	$662	$926
Income tax expense	80	15	141	666
Net income	$287	$57	$521	$260

The table below provides certain balance sheet information and financial ratios for GFSC as of or for the three months ended March 31, 2019 and 2018 and for the year ended December 31, 2018.

(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018	% change from 12/31/18	% change from 3/31/18
Loans	$31,098	$32,664	$32,003	(4.79)%	(2.83)%
Allowance for loan losses	2,304	2,445	2,450	(5.77)%	(5.96)%
Net loans	28,794	30,219	29,553	(4.72)%	(2.57)%
Total assets	30,238	31,388	30,553	(3.66)%	(1.03)%
Average assets (1)	30,782	29,741	31,396	3.50%	(1.96)%
Return on average assets (2)	3.78%	1.75%	0.74%	116.00%	410.81%
(1) Average assets for the three months ended March 31, 2019 and 2018 and for the fiscal year ended December 31, 2018.
(2) Annualized for the three months ended March 31, 2019 and 2018.

All Other

The table below reflects All Other net (loss) income for the first quarters of 2019 and 2018 and for the years ended December 31, 2018 and 2017.

(In thousands)	Q1 2019	Q1 2018	2018	2017
Net interest income	$169	$2,104	$3,303	$2,677
Recovery of loan losses	(87)	(176)	(952)	(3,258)
Other income	1,285	6,958	11,933	3,584
Other expense	4,008	4,547	18,667	14,172
Net (loss) income before income tax benefit	$(2,467)	$4,691	$(2,479)	$(4,653)
Income tax (benefit) expense	(943)	370	(2,873)	(1,320)
Net (loss) income	$(1,524)	$4,321	$394	$(3,333)

The net interest income for All Other included, for all periods presented, interest income on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals, as well as interest income on SEPH impaired loan relationships.

Net interest income decreased to $169,000 for the three months ended March 31, 2019 from $2.1 million for the three months ended March 31, 2018. The decrease was the result of a decrease in interest payments received from SEPH impaired loan relationships.

SEPH had net recoveries of $87,000 for the three months ended March 31, 2019, compared to net recoveries of $176,000 for the three months ended March 31, 2018.

Other income of $1.3 million for the three months ended March 31, 2019 represented a decrease of $5.7 million, compared to $7.0 million for the three months ended March 31, 2018. The $5.7 million decrease was largely due to a $3.4 million decrease in income related to certain equity securities, a $2.7 million decrease in gain on sale of OREO, net, and a $1.0 million decrease in loan fee income as a result of a reduction in payments received from SEPH impaired loan relationships, offset by a $1.3 million increase in income related to partnership investments which is included in miscellaneous income.

Other expense of $4.0 million for the three months ended March 31, 2019 represented a decrease of $539,000, or 11.9%, compared to $4.5 million for the three months ended March 31, 2018. The $539,000 decrease was primarily related to a decrease of $920,000 in professional fees and services, offset by smaller increases across multiple categories.

Park National Corporation

The table below reflects Park's consolidated net income for the first quarters of 2019 and 2018 and for the years ended December 31, 2018 and 2017.

(In thousands)	Q1 2019	Q1 2018	2018	2017
Net interest income	$67,776	$64,850	$266,898	$243,759
Provision for loan losses	2,498	260	7,945	8,557
Other income	22,025	26,903	101,101	86,429
Other expense	56,827	54,308	228,755	203,162
Income before income taxes	$30,476	$37,185	$131,299	$118,469
Income tax expense	5,021	6,062	20,912	34,227
Net income	$25,455	$31,123	$110,387	$84,242

Credit Metrics and Provision for (Recovery of) Loan Losses

On a consolidated basis, Park reported a provision for loan losses for the three months ended March 31, 2019 of $2.5 million, compared to $260,000 for the three months ended March 31, 2018. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q1 2019	Q1 2018	2018	2017
PNB	$2,440	$(67)	$7,569	$9,898
GFSC	145	503	1,328	1,917
All Other	(87)	(176)	(952)	(3,258)
Total Park	$2,498	$260	$7,945	$8,557

PNB had net charge-offs of $443,000, GFSC had net charge-offs of $286,000, and All Other had net recoveries of $87,000 for the three months ended March 31, 2019, resulting in net charge-offs of $642,000 for Park, on a consolidated basis. PNB had net charge-offs of $1.0 million, GFSC had net charge-offs of $434,000, and SEPH had net recoveries of $176,000 for the three months ended March 31, 2018, resulting in net charge-offs of $1.3 million for Park, on a consolidated basis.

The table below provides additional information related to specific reserves and general reserves for Park as of March 31, 2019, December 31, 2018, and March 31, 2018.

(In thousands)	3/31/2019	12/31/2018	3/31/2018
Total allowance for loan losses	$53,368	$51,512	$48,969
Specific reserve	2,468	2,273	1,207
General reserve	$50,900	$49,239	$47,762

Total loans	$5,740,760	$5,692,132	$5,292,349
Impaired commercial loans	50,881	48,135	50,292
Total loans less impaired commercial loans	$5,689,879	$5,643,997	$5,242,057

General reserve as a % of total loans less impaired commercial loans	0.89%	0.87%	0.91%

The allowance for loan losses of $53.4 million at March 31, 2019 represented a $1.9 million, or 3.6%, increase compared to $51.5 million at December 31, 2018. This increase was the result of a $1.7 million increase in general reserves and a $195,000 increase in specific reserves. As of March 31, 2019, no allowance had been established for acquired loans. Excluding acquired loans, the general reserve as a percentage of total loans less impaired commercial loans was 0.93%.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, resulting in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' inability to meet credit and other obligations and the possible impairment of collectability of loans; changes in interest rates and prices may adversely impact prepayment penalty income, mortgage banking income, the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins and impact loan demand; changes in consumer spending, borrowing and saving habits, whether due to tax reform legislation, changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; the adequacy of our internal controls and risk management program in the event of changes in the market, economic, operational, asset/liability repricing, legal, compliance and strategic, cybersecurity, liquidity, credit and interest rate risks associated with Park's business; disruption in the liquidity and other functioning of U.S. financial markets; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, customer acquisition and retention, changes to third-party relationships and our ability to attract, develop and retain qualified banking professionals; customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; uncertainty regarding the nature, timing, cost and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Federal Reserve Board, to implement the Dodd-Frank Act's provisions, and the Basel III regulatory capital reforms; the effects of easing restrictions on participants in the financial services industry; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; changes in law and policy accompanying the current presidential administration and uncertainty or speculation pending the enactment of such changes; significant changes in the tax laws, which may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio; the impact of our ability to anticipate and respond to technological changes on our ability to respond to customer needs and meet competitive demands; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; the existence or exacerbation of general geopolitical instability and uncertainty; the effect of trade policies (including the impact of potential or imposed tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations), monetary and other fiscal policies (including the impact of money supply and interest rate policies to the Federal Reserve Board) and other governmental policies of the U.S. federal government; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government - backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the actions to be taken to implement the referendum by United Kingdom voters to exit the European Union; our litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims and the costs and effects of unfavorable resolution of regulatory and other governmental examinations or other inquiries; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics, dislocations, civil unrest, terrorist activities or international hostilities on the economy and financial markets generally and on us or our counterparties specifically; the effect of healthcare laws in the U.S. and potential changes for such laws which may increase our healthcare and other costs and negatively impact our operations and financial results; Park's ability to integrate recent acquisitions (including CAB Financial Corporation ("CAB")) as well as any future acquisitions, which may be unsuccessful, or may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger of Park and CAB may not be fully realized or realized within the expected time frame; revenues following the merger of Park and CAB may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger of Park and CAB; Park issued equity securities in the acquisitions of NewDominion Bank and CAB and may issue equity securities in connection with future acquisitions, which could cause ownership and economic dilution to Park's current shareholders; the discontinuation of LIBOR and other reference rates which may result in increased expenses and litigation, and adversely impact the effectiveness of hedging strategies; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of

Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on April 19, 2019, the Park Board declared a $1.01 per common share quarterly cash dividend in respect of Park's common shares. The dividends are payable on June 10, 2019 to common shareholders of record as of the close of business on May 17, 2019. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividends by the Park Board is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1News Release issued by Park National Corporation on April 19, 2019 addressing financial results for the three months ended March 31, 2019 and declaration of quarterly cash dividend.

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 19, 2019	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer